                                                                   Exhibit 99.A6


                          CERTIFICATE OF INCORPORATION
                                       OF
                       INVESTMENT PRODUCT SERVICES, INC.


        FIRST: The name of the corporation is INVESTMENT PRODUCT SERVICES, INC.

        SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, State of Delaware in the County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware

        FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 and the par value of each of such shares is $.01 amounting in the aggregate to $10.00.

        FIFTH: The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation, as provided in the By-Laws. A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. Election of directors need not be by ballot.

        SIXTH: The name and mailing address of the Incorporator is: David M. Mahle, Esq., c/o Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022

        THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of

Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of August, 1998


                                        /s/ David M. Mahle
                                        --------------------------------
                                        David M. Mahle, Incorporator

                          CERTIFICATE OF AMENDMENT OF
                 CERTIFICATE OF INCORPORATION BEFORE PAYMENT OF
                            ANY PART OF THE CAPITAL
                                       OF
                       INVESTMENT PRODUCT SERVICES, INC.

        Investment Product Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Corporation has not received any payment for any of its stock.

        SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

                "FIRST: The name of the corporation (the "Corporation") is NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC."

        THIRD: That the amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John L. Jacobs, its Executive Vice President, this 17 day of December, 1998.

                        INVESTMENT PRODUCT SERVICES, INC.

                        By: /s/ John L. Jacobs
                          --------------------
                          John L. Jacobs
                          Executive Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                 NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC.


        NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

        1. That the Board of Directors of the Corporation adopted a resolution setting forth and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

        2. That in lieu of a meeting and vote of the stockholders, the sole stockholder of the Corporation has given its unanimous written consent to such amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        3. That Article FIRST of the Certificate of Incorporation of the Corporation, which sets forth the name of the Corporation, is hereby amended to read as follows:

                FIRST: The name of the Corporation (the "Corporation") is NASDAQ INVESTMENT PRODUCT SERVICES, INC.

        4. That such amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned this 22 day of October, 1999.


                                NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC.

                                By: /s/ John L. Jacobs
                                    ------------------
                                    John L. Jacobs
                                    Executive Vice President

                          CERTIFICATE OF AMENDMENT OF
                CERTIFICATE OF INCORPORATION BEFORE RECEIPT FOR
                              PAYMENT OF STOCK OF
                    NASDAQ INVESTMENT PRODUCT SERVICES, INC.


Nasdaq Investment Product Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

                FIRST: THE NAME OF THE CORPORATION (THE "CORPORATION") IS
               NASDAQ FINANCIAL PRODUCTS SERVICES, INC.

        SECOND: That the amendment of the Certificate of Incorporation of the Corporation herein certified, was duly adopted pursuant to Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John L. Jacobs, its President, this 28th day of June, 2001.


                NASDAQ INVESTMENT PRODUCT SERVICES, INC.

                        By: /s/ John L. Jacobs
                          --------------------
                             John L. Jacobs
                                President